UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2021

Lineage Cell Therapeutics, Inc.

(Exact name of registrant as specified in charter)

California	001-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2173 Salk Avenue, Suite 200 Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)

(442) 287-8990

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, no par value	LCTX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2021, the Board of Directors (the “Board”) of Lineage Cell Therapeutics, Inc. (“Lineage”), upon the recommendation of its Nominating and Corporate Governance Committee, increased the size of the Board to eight and appointed Dr. Dipti Amin, MBBS, FFPM, MRCGP, DCPSA, DCH, DRCOG, DGM as a member of the Board to fill the newly created vacancy and to serve until Lineage’s 2021 annual meeting of shareholders. The Board has not yet determined the Board committees on which Dr. Amin will serve, if any.

The Board determined that Dr. Amin qualifies as an independent director under Section 803(A) of the NYSE American Company Guide. There are no transactions in which Dr. Amin has an interest requiring disclosure under Item 404(a) of Regulation S-K. Dr. Amin will participate in the standard compensation arrangements for Lineage’s non-employee directors, as disclosed in Lineage’s Annual Report on Form 10-K filed on March 11, 2021, the description of which is incorporated herein by reference. Dr. Amin will also receive an option under the Lineage Cell Therapeutics, Inc. 2012 Plan to purchase 90,000 common shares of Lineage with an exercise price of $2.28 per share, the closing price per common share on the date of grant. The option will vest in 36 monthly installments beginning on the one-month anniversary of the grant date, subject to Dr. Amin’s continuous service through each such vesting date.

From June 1995 to December 2016, Dr. Amin served at Quintiles Transnational Corporation, a provider of biopharmaceutical development and commercial outsourcing services, in various senior roles within all phases of drug development and most recently as Senior Vice President and Chief Compliance Officer from April 2010 to December 2016. Dr. Amin currently serves as a non-executive director of the University of Hertfordshire, a position she has held since September 2018, as a director of Maaya Associates Ltd., a position she has held since August 2017, and as a non-executive director of Buckinghamshire NHS Trust, a position she has held since June 2015. Dr. Amin previously served as a non-executive director of Cambridge Innovation Capital from November 2017 to March 2020. Dr. Amin received her medical degree from Guys and St. Thomas’s Hospitals Medical School of the University of London, her MRCGP from the Royal College of General Practitioners, her FFPM from the Faculty of Pharmaceutical Medicine of the Royal College of Physicians London, her DRCOG form the Royal College of Obstetricians and Gynaecologists, her DGM and DCH from the Royal College of Physicians, London and her DCPSA from the Society of Apothecaries of London.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lineage Cell Therapeutics, Inc.

Date: April 22, 2021	By:	/s/ Brian M. Culley
	Name:	Brian M. Culley
	Title:	Chief Executive Officer